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Exhibit 5.1



                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                                ATTORNEYS AT LAW

                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                       INCLUDING PROFESSIONAL CORPORATIONS
AUSTIN
BRUSSELS                      590 MADISON AVENUE
DALLAS                            20TH FLOOR
HOUSTON                       NEW YORK, NY 10022
LONDON                          (212) 872-1000
LOS ANGELES                   FAX (212) 872-1002
MOSCOW
NEW YORK
PHILADELPHIA                  November 15, 2001
SAN ANTONIO
WASHINGTON, D.C.



clickNsettle.com, Inc.
1010 Northern Boulevard
Suite 336
Great Neck, New York 11021


         Re:      clickNsettle.com, Inc.
                  Registration Statement on Form S-8


Ladies and Gentlemen:

         We have acted as counsel to clickNsettle.com, Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to a registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of the offering and sale by the Company of up to 333,333 shares (the "Company Shares") of the Company's common stock, par value $0.001 per share ("Common Stock"), which may be issued upon exercise of stock options pursuant to the Company's Amended and Restated 1996 Incentive and Nonqualified Stock Option Plan (the "Plan"). The Company Shares are in addition to 666,667 shares of Common Stock which were previously registered on Forms S-8 dated November 6, 1998 and November 4, 1999.

         We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

         Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that if, as and when the Company Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of the option agreements duly authorized under the Plan in accordance with the Registration Statement, the Company Shares will be validly issued, fully paid and non-assessable.


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         The opinions and other matters in this letter are qualified in their entirety and subject to the following:

         A. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("Laws") of the Laws of the General Corporation Law of the state of Delaware.

         B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

         C. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We assume herein no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you of any future changes in the foregoing or of any fact or circumstances that may hereafter come to our attention.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.


                                   Very truly yours,


                                   /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.









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